          As filed with the Securities and Exchange Commission on March 26, 2002
                                                      Registration No. 033-77680
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  PROXIM, INC.
             (Exact name of Registrant as specified in its charter)

                             ----------------------

            Delaware                                            77-0059429
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                               510 DeGuigne Drive
                               Sunnyvale, CA 94085
                                 (408) 731-2700
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             1986 Stock Option Plan
                            1994 Director Option Plan

                                 KEITH E. GLOVER
                           Chief Financial Officer and
                  Vice President of Finance and Administration
                                  PROXIM, INC.
                               510 DeGuigne Drive
                               Sunnyvale, CA 94085
                                 (408) 731-2700

                                    Copy to:
                               ROBERT G. DAY, ESQ.
                             ALLISON L. BERRY, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300
================================================================================

                                EXPLANATORY NOTE

        Proxim, Inc., a Delaware corporation (the "Company") has previously filed a Registration Statement on Form S-8 (Registration No. 033-77680) (the "Registration Statement") registering shares of common stock of the Company (the "Common Stock") under the Company's 1986 Stock Option Plan and 1994 Director Option Plan, each as amended, if applicable.

        On March 26, 2002, the Company merged with Walnut-Pine Merger Corp., a Delaware corporation ("Merger Sub") and a wholly-owned subsidiary of Western Multiplex Corporation, a Delaware corporation ("Western Multiplex"), with the Company as the surviving entity, pursuant to the Agreement and Plan of Reorganization, dated as of January 16, 2002, by and among Proxim, Western Multiplex and Merger Sub, whereby the Company became a wholly-owned subsidiary of Western Multiplex.

        Pursuant to the Company's undertaking in the Registration Statement, this Post-Effective Amendment No. 1 is being filed by the Company to deregister all of the Common Stock registered pursuant to the Registration Statement but remaining unsold as of the date this Post-Effective Amendment No. 1 is filed.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Proxim, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on March 26, 2002.


                                PROXIM, INC.


                                By: /s/ Keith E. Glover
                                    --------------------------------------------
                                    Keith E. Glover,
                                    Vice President of Finance and Administration
                                    and Chief Financial Officer
                                    (Principal Financial Accounting Officer)



        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant on March 26, 2002.


                SIGNATURE                                                   TITLE
------------------------------------------                ---------------------------------------

/s/ David C. King                                         President and Chief Executive Officer
------------------------------------------                (Principal Executive Officer), Chairman
              David C. King                               of the Board of Directors

/s/ Raymond Chin                                          Director
------------------------------------------
               Raymond Chin

/s/ Leslie G. Denend                                      Director
------------------------------------------
             Leslie G. Denend

/s/ Jeffrey D. Saper                                      Director
------------------------------------------
             Jeffrey D. Saper